Exhibit 1.01

AGCO Corporation
Conflict Minerals Report
For the Calendar Year Ended December 31, 2019

I. Introduction

AGCO Corporation (the “Company”) manufactures and sells products that contain Conflict Minerals. (Capitalized terms that are used but not defined in this Report have the meanings given to them in Form SD.) Due to the depth of the supply chain, the Company is far removed from the sources of ore from which these Conflict Minerals are produced and the smelters/refiners that process those ores. The efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information globally on the traceability and sourcing of these ores is limited at this time; this situation is not unique to the Company.

The Company supports the initiatives embodied in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rule designed to limit the flow of funds to armed groups in the Democratic Republic of the Congo and adjoining countries from the production of conflict minerals, and it is the Company’s policy to promote responsible sourcing.

The Company developed and published its Conflict Minerals Policy, which is available on the Company’s website at http://www.agcocorp.com/content/dam/agcocorp/Suppliers/AGCO_Conflict_Minerals_Policy_092013.pdf.

During 2019 the Company identified its suppliers that had the potential to sell to the Company products that contain conflict minerals and asked these suppliers to identify, using a website established by the Company, the sources of the Conflict Minerals and products containing Conflict Minerals that they supply to the Company. The responses were reviewed by the Company for completeness and consistency of answers. The Company requested suppliers to provide corrections and clarifications where needed.

II. Due Diligence Program Design

The Company designed its overall Conflict Minerals procedures in conformity with the five step framework contained in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the supplements on tin, tantalum, tungsten and gold. The principal features responding to each of the five steps are outlined below:

1 Establish strong company management systems. The Company did this by:

•	Creating an internal policy governing our conflict minerals compliance program;

•	Publishing its Conflict Minerals policy at http://www.agcocorp.com/content/dam/agcocorp/Suppliers/AGCO_Conflict_Minerals_Policy_092013.pdf;

•	Engaging with the Company’s global direct material and spare parts supply base to ensure awareness and motivate action as it relates to Section 1502;

•	Utilizing the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative to identify smelters and refiners in the supply chain;

•	Reporting to senior management no less frequently than quarterly on (a) suppliers’ responses to the Company’s inquiries, and (b) supply chain risk;

•	Maintaining active membership in the Responsible Minerals Initiative, an industry initiative that audits smelters’ and refiners’ due diligence activities;

•	Including conflict minerals expectations in standard contract language, new supplier on-boarding procedures and regular supplier quality audits;

•
Having a cross-functional conflict minerals executive steering committee, with representatives from finance, legal and purchasing functions to provide oversight to the Company’s conflict minerals program;

•	Making available an Ethics Hotline for employees, suppliers, or other interested party to report violations or questions related to conflict minerals at AGCO.

2 Identify and assess risk in the supply chain. The Company did this by:

•	Surveying suppliers of products that the Company identified that had the potential to contain Conflict Minerals (covering 100% of 2019 expenditures for direct material components and spare parts);

•	Reviewing internally-approved criteria to identify errors, omissions, and missed expectations on supplier Conflict Minerals Reporting Template submissions;

•	For those suppliers who did not respond to our surveys, we conducted additional procedures, including e-mail communication and personal contact with top-spend suppliers;

•	Performing direct smelter outreach to encourage participation in the Conflict-Free Smelter Program;

•	Evaluating smelter information provided by the supply chain against data from the Responsible Minerals Initiative.

3 Design and implement a strategy to respond to identified risks. The Company did this by:

•	Reporting to senior management no less frequently than quarterly on (a) suppliers’ responses to the Company’s inquiries, and (b) supply chain risk;

•	Providing an annual update to the Audit Committee of the Company’s Board of Directors;

•
Following up and informing suppliers of improvements to be made in conflict minerals submissions, including providing information on smelter certification status and requesting direct smelter outreach for reported alleged smelters not participating in a certification program;

•
Increasingly emphasizing the Company’s Conflict Minerals policy intent to ‘limit purchases from the supplier to the extent practicable or seek alternative suppliers where commercially feasible’ should a supplier be unwilling to adhere to the Company’s Conflict Minerals policy.

4 Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain. The Company did this by:

•
Encouraging hesitant smelters/refiners to participate in the Conflict-Free Smelter Program through active participation in the Responsible Minerals Initiative’s smelter engagement team and direct outreach to suppliers;

•	Participating in various industry groups to promote conflict minerals disclosure and best practice to manage conflict mineral processes.

5 Report on supply chain due diligence. The Company did this by:

•	Filing an annual Form SD and Conflict Minerals Report with the Securities and Exchange Commission and making that filing available on the Company’s website.

III. Due Diligence Program Results

Attached as Schedule A is the list of facilities that, based on the due diligence process described above, were reported as being included in the Company’s suppliers’ supply chains, during the Reporting Period. The majority of supplier responses provided data to the Company at the supplier company level, rather than specifying the smelters or refiners used in components supplied specifically to the Company.

IV. Risk Mitigation – Future Due Diligence Measures

In future years the Company expects to continue to make inquiries to its suppliers, with its objective being to increase the response rate and completeness of responses each year. The Company conducts periodic reviews of strategic suppliers, and as part of those reviews has included questions relating to Conflict Minerals sourcing. Moving forward, we plan to continue membership and participation in Responsible Minerals Initiative activities in order to collaborate with fellow filers and confirm best practice in the conflict minerals space.

V. Product Description

The products subject to the disclosure are tractors, combines, hay tools, sprayers, forage equipment, grain storage and protein production systems, seeding and tillage implements and replacement parts.

VI. Independent Private Sector Audit

Not required for calendar year 2019.

Schedule A

Metal	Smelter Name	Country	Mines Locations
Gold	8853 S.p.A.	ITALY	Unknown
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Excludes Covered Countries
Gold	African Gold Refinery	UGANDA	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Recycled/Scrap Only
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Unknown
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Unknown
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Unknown
Gold	Argor-Heraeus S.A.	SWITZERLAND	Unknown
Gold	Asahi Pretec Corp.	JAPAN	Unknown
Gold	Asahi Refining Canada Ltd.	CANADA	Unknown
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Unknown
Gold	Asaka Riken Co., Ltd.	JAPAN	Excludes Covered Countries
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	Recycled/Scrap Only
Gold	Aurubis AG	GERMANY	Unknown
Gold	Bangalore Refinery	INDIA	Excludes Covered Countries
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Unknown
Gold	Boliden AB	SWEDEN	Unknown
Gold	C. Hafner GmbH + Co. KG	GERMANY	Unknown
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Unknown
Gold	Cendres + Metaux S.A.	SWITZERLAND	Recycled/Scrap Only
Gold	CGR Metalloys Pvt Ltd.	INDIA	Unknown
Gold	Chimet S.p.A.	ITALY	Unknown
Gold	Chugai Mining	JAPAN	Excludes Covered Countries
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Unknown
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Unknown
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Unknown
Gold	Dowa	JAPAN	Recycled/Scrap Only

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Recycled/Scrap Only
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Recycled/Scrap Only
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Unknown
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Recycled/Scrap Only
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Recycled/Scrap Only
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Includes Covered Countries
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Unknown
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Unknown
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Recycled/Scrap Only
Gold	Gold Coast Refinery	GHANA	Unknown
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	Unknown
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Unknown
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Unknown
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Unknown
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Unknown
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Unknown
Gold	Istanbul Gold Refinery	TURKEY	Unknown
Gold	Italpreziosi	ITALY	Unknown
Gold	JALAN & Company	INDIA	Unknown
Gold	Japan Mint	JAPAN	Unknown
Gold	Jiangxi Copper Co., Ltd.	CHINA	Unknown
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Unknown
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Unknown
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Unknown

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown
Gold	Kazzinc	KAZAKHSTAN	Unknown
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Unknown
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Excludes Covered Countries
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Excludes Covered Countries
Gold	Kundan Care Products Ltd.	INDIA	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Unknown
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Unknown
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown
Gold	L'Orfebre S.A.	ANDORRA	Includes Covered Countries
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Unknown
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown
Gold	Marsam Metals	BRAZIL	Unknown
Gold	Materion	UNITED STATES OF AMERICA	Unknown
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Unknown
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Unknown
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Recycled/Scrap Only
Gold	Metalor Technologies S.A.	SWITZERLAND	Unknown
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Unknown
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Unknown
Gold	Mitsubishi Materials Corporation	JAPAN	Unknown
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Unknown
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Unknown
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Unknown

Gold	Nihon Material Co., Ltd.	JAPAN	Unknown
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Unknown
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Unknown
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Unknown
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Unknown
Gold	PAMP S.A.	SWITZERLAND	Unknown
Gold	Pease & Curren	UNITED STATES OF AMERICA	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Planta Recuperadora de Metales SpA	CHILE	Excludes Covered Countries
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Unknown
Gold	PX Precinox S.A.	SWITZERLAND	Unknown
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Unknown
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Unknown
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Unknown
Gold	REMONDIS PMR B.V.	NETHERLANDS	Excludes Covered Countries
Gold	Royal Canadian Mint	CANADA	Unknown
Gold	SAAMP	FRANCE	Unknown
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Unknown
Gold	Safimet S.p.A	ITALY	Recycled/Scrap Only
Gold	SAFINA A.S.	CZECHIA	Unknown
Gold	Sai Refinery	INDIA	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Excludes Covered Countries
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Unknown
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Unknown
Gold	Shirpur Gold Refinery Ltd.	INDIA	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Unknown
Gold	Singway Technology Co., Ltd.	TAIWAN	Excludes Covered Countries
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Unknown

Gold	Solar Applied Materials Technology Corp.	TAIWAN	Unknown
Gold	Sovereign Metals	INDIA	Unknown
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Unknown
Gold	Sudan Gold Refinery	SUDAN	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Unknown
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Recycled/Scrap Only
Gold	T.C.A S.p.A	ITALY	Unknown
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Unknown
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Unknown
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Unknown
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	Recycled/Scrap Only
Gold	Umicore Brasil Ltda.	BRAZIL	Unknown
Gold	Umicore Precious Metals Thailand	THAILAND	Unknown
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Unknown
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Unknown
Gold	Valcambi S.A.	SWITZERLAND	Unknown
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Unknown
Gold	WIELAND Edelmetalle GmbH	GERMANY	Excludes Covered Countries
Gold	Yamakin Co., Ltd.	JAPAN	Excludes Covered Countries
Gold	Yokohama Metal Co., Ltd.	JAPAN	Recycled/Scrap Only
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Unknown
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Recycled/Scrap Only
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Includes Covered Countries
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	Unknown
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Includes Covered Countries
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Includes Covered Countries
Tantalum	F&X Electro-Materials Ltd.	CHINA	Includes Covered Countries
Tantalum	FIR Metals & Resource Ltd.	CHINA	Includes Covered Countries
Tantalum	Global Advanced Metals Aizu	JAPAN	Includes Covered Countries
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Includes Covered Countries

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Includes Covered Countries
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Includes Covered Countries
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Excludes Covered Countries
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Includes Covered Countries
Tantalum	H.C. Starck Ltd.	JAPAN	Includes Covered Countries
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Includes Covered Countries
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Includes Covered Countries
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Includes Covered Countries
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Excludes Covered Countries
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Includes Covered Countries
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Includes Covered Countries
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Excludes Covered Countries
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Excludes Covered Countries
Tantalum	KEMET Blue Metals	MEXICO	Includes Covered Countries
Tantalum	LSM Brasil S.A.	BRAZIL	Excludes Covered Countries
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Excludes Covered Countries
Tantalum	Mineracao Taboca S.A.	BRAZIL	Excludes Covered Countries
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Excludes Covered Countries
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Includes Covered Countries
Tantalum	NPM Silmet AS	ESTONIA	Unknown
Tantalum	PRG Dooel	MACEDONIA	Includes Covered Countries
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Recycled/Scrap Only
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Excludes Covered Countries
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Excludes Covered Countries
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Includes Covered Countries
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Excludes Covered Countries
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Includes Covered Countries
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Includes Covered Countries
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Includes Covered Countries
Tin	Alpha	UNITED STATES OF AMERICA	Includes Covered Countries

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Excludes Covered Countries
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Excludes Covered Countries
Tin	China Tin Group Co., Ltd.	CHINA	Excludes Covered Countries
Tin	Dowa	JAPAN	Recycled/Scrap Only
Tin	EM Vinto	BOLIVIA	Excludes Covered Countries
Tin	Estanho de Rondonia S.A.	BRAZIL	Unknown
Tin	Fenix Metals	POLAND	Excludes Covered Countries
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Excludes Covered Countries
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Excludes Covered Countries
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Excludes Covered Countries
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Excludes Covered Countries
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Excludes Covered Countries
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Excludes Covered Countries
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Excludes Covered Countries
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Excludes Covered Countries
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Excludes Covered Countries
Tin	Luna Smelter, Ltd.	RWANDA	Unknown
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Recycled/Scrap Only
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Excludes Covered Countries
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Includes Covered Countries
Tin	Melt Metais e Ligas S.A.	BRAZIL	Excludes Covered Countries
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Excludes Covered Countries
Tin	Metallo Belgium N.V.	BELGIUM	Includes Covered Countries
Tin	Metallo Spain S.L.U.	SPAIN	Includes Covered Countries
Tin	Mineracao Taboca S.A.	BRAZIL	Excludes Covered Countries
Tin	Minsur	PERU	Excludes Covered Countries
Tin	Mitsubishi Materials Corporation	JAPAN	Recycled/Scrap Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Recycled/Scrap Only
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Recycled/Scrap Only
Tin	Operaciones Metalurgicas S.A.	BOLIVIA	Excludes Covered Countries
Tin	Pongpipat Company Limited	MYANMAR	Unknown
Tin	Precious Minerals and Smelting Limited	INDIA	Unknown
Tin	PT Artha Cipta Langgeng	INDONESIA	Unknown
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Unknown
Tin	PT Menara Cipta Mulia	INDONESIA	Unknown
Tin	PT Mitra Stania Prima	INDONESIA	Excludes Covered Countries
Tin	PT Refined Bangka Tin	INDONESIA	Excludes Covered Countries
Tin	PT Timah Tbk Kundur	INDONESIA	Excludes Covered Countries
Tin	PT Timah Tbk Mentok	INDONESIA	Excludes Covered Countries
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Excludes Covered Countries
Tin	Rui Da Hung	TAIWAN	Excludes Covered Countries
Tin	Soft Metais Ltda.	BRAZIL	Excludes Covered Countries
Tin	Super Ligas	BRAZIL	Unknown
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Excludes Covered Countries
Tin	Thaisarco	THAILAND	Includes Covered Countries
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Includes Covered Countries
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Excludes Covered Countries
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Excludes Covered Countries
Tin	Yunnan Tin Company Limited	CHINA	Includes Covered Countries
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	A.L.M.T. Corp.	JAPAN	Includes Covered Countries
Tungsten	ACL Metais Eireli	BRAZIL	Excludes Covered Countries
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Includes Covered Countries
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	China Molybdenum Co., Ltd.	CHINA	Unknown
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Unknown

Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	Unknown
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	GEM Co., Ltd.	CHINA	Unknown
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Includes Covered Countries
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Includes Covered Countries
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Excludes Covered Countries
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Excludes Covered Countries
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Excludes Covered Countries
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Includes Covered Countries
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Unknown
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Includes Covered Countries
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Excludes Covered Countries
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Recycled/Scrap Only
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN	Recycled/Scrap Only
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Excludes Covered Countries

Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Includes Covered Countries
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Excludes Covered Countries
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Includes Covered Countries
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Unknown
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Recycled/Scrap Only
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Excludes Covered Countries
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Excludes Covered Countries
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Includes Covered Countries
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Excludes Covered Countries
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Includes Covered Countries
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Excludes Covered Countries
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Excludes Covered Countries